 Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mohawk Industries, Inc.:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Mohawk Industries, Inc of our report dated February 23, 2007, relating to the combined consolidated financial statements of Unilin Flooring BVBA and Unilin Holding Inc. and subsidiaries appearing in Mohawk Industries, Inc's Annual Report on Form 10-K for the year ended December 31, 2006.

BDO Atrio Bedrijfsrevisoren Burg. CVBA

Represented by

/s/ Veerle Catry

Veerle Catry

Merelbeke, Belgium

May 30, 2007